EXHIBIT 99.1

Stage Stores Commences Voluntary Chapter 11 Process

Company Conducting Sale Process for All or Part of the Business While Commencing Orderly Wind‑Down of Operations

Stores to Reopen Starting May 15, 2020

HOUSTON - May 10, 2020 - Stage Stores, Inc. (NYSE: SSI) (“Stage” or the “Company”) today announced that the Company has filed voluntary petitions under Chapter 11 of the Bankruptcy Code in the U.S. Bankruptcy Court for the Southern District of Texas, Houston Division. The Company will simultaneously solicit bids for a going concern sale of the business or any of its assets and initiate an orderly wind-down of operations. The Company will terminate the wind-down of operations at certain locations if it receives a viable going-concern bid.

The health and safety of its associates and guests remains Stage Stores’ top priority as it takes a phased approach to reopening its stores in the coming weeks to commence the liquidation of its inventory. The Company currently anticipates that the first phase of approximately 557 stores will open on May 15, 2020, the second phase of approximately 67 stores is expected to open on May 28, 2020 and the balance of the chain is expected to open on June 4, 2020. The Company will provide updates as to the location and timing of stores that are opening on its website, www.gordmans.com, in due course.

Michael Glazer, President and Chief Executive Officer, commented, “This is a very difficult announcement and it was a decision that we reached only after exhausting every possible alternative. Over the last several months, we had been taking significant steps to attempt to strengthen our financial position and find an independent path forward. However, the increasingly challenging market environment was exacerbated by the COVID-19 pandemic, which required us to temporarily close all of our stores and furlough the vast majority of our associates. Given these conditions, we have been unable to obtain necessary financing and have no choice but to take these actions.”

Mr. Glazer added, “Our associates play a key role in running our stores and serving guests, and I would like to thank them for their hard work and dedication. We recognize that the actions we have taken in response to the market environment and COVID-19 have affected them both professionally and personally. We deeply appreciate their efforts going forward as we begin the process of reopening stores to conduct liquidation sales. We thank our guests for their business and support, as well as our vendors, who help us maintain our assortment of brand-name apparel and stylish home décor. We appreciate the willingness of our landlords and vendors to work constructively with us to try and avoid this outcome. We hope that their efforts and the actions we have taken to reposition the business over the last several months will help attract the right partner who is interested in our off-price concept.”

Mr. Glazer concluded, “The health and safety of our associates and guests is of the utmost importance to us. We will continue to follow health authorities’ recommendations and industry best practices as we reopen to ensure our associates and guests feel comfortable shopping in our stores.”

The Company intends to seek approval for a consensual use of cash collateral to ensure it has the liquidity necessary to support its operations in Chapter 11.

The Company has also filed a number of customary motions seeking court authorization to support its operations during the court-supervised process, including the continued payment of employee wages, salaries, and health benefits without interruption for those employees that are working during this time. As part of the wind‑down, the Company expects to honor existing customer programs, including gift cards and returns, for the first 30 days after a store reopens. The Company anticipates that it will stop accepting any outstanding gift cards or honoring other customer programs after that time.

Management Updates
Stage Stores today disclosed that Jason Curtis, Executive Vice President and Chief Financial Officer, is leaving the Company to pursue a career with another retailer, effective May 22, 2020. Mr. Glazer will oversee the finance function, and to support him, the Company retained Rick Stasyszen, who previously served as the Company’s Senior Vice President, Finance and Controller until 2019.

Additional Information
Court documents and other information about the court-supervised process are available at a website administered by the Company’s claims agent, KCC, at www.kccllc.net/StageStores. For additional information, please call the Company’s Restructuring Hotline at (888) 647-1732 (US/Canada) or (310) 751-2622 (International) or submit questions online at www.kccllc.net/stagestores/inquiry.

Kirkland & Ellis LLP is acting as legal advisor to Stage Stores and PJ SOLOMON is acting as its investment banker. Berkeley Research Group, LLC is acting as restructuring advisor and A&G Realty is serving as real estate advisor to the Company. Gordon Brothers Retail Partners, LLC will manage the Company’s inventory clearance sales.

About Stage Stores
Stage Stores, Inc. is a leading retailer of trend-right, name-brand values for apparel, accessories, cosmetics, footwear and home goods. For more information about Stage Stores, visit the company’s website at corporate.stage.com.

Caution Concerning Forward-Looking Statements
This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “estimate,” “expect,” “objective,” “goal,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “may,” “target,” “forecast,” “guidance,” “outlook” and similar expressions generally identify forward-looking statements. Similarly, descriptions of the Company’s objectives, strategies, plans, goals or targets are also forward-looking statements. Forward-looking statements relate to the expectations of management as to future occurrences and trends, including statements about future operating results or events and business strategy. Forward-looking statements are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. The Company cautions that such forward-looking statements contained in this release or made from time to time by management of the Company, including those regarding the Bankruptcy Petitions and resulting proceeding in Bankruptcy Court and delisting from NYSE, involve risks and uncertainties, and are subject to change based on various important factors. The following factors, among others, could cause actual results or outcomes to differ materially from those expressed or implied in any such forward-looking statements: the Company’s ability to consummate a plan of reorganization; risks attendant to the bankruptcy process, including the effects thereof on the Company’s business and on the interests of various constituents, the length of time that the Company might be required to operate in bankruptcy and the continued availability of operating capital during the pendency of such proceedings; risk associated with third party motions in the bankruptcy case; risk associated with managing any potential third party offer for the some or all of the Company; increased costs to execute the reorganization; the severity, magnitude and impact of the COVID-19 pandemic, including effects of the pandemic and the effects of the U.S. government’s and other businesses’ response to the pandemic, on the Company’s operations and personnel, and on commercial activity and demand for the Company’s products, economic conditions (including the impact of COVID-19); the strength or weakness of the retail industry in general and of apparel purchases in particular; the Company’s ability to successfully manage its business initiatives; the Company’s ability to successfully manage its real estate relationships; other factors set forth in the Company’s periodic filings with the U.S. Securities and Exchange Commission, or in materials incorporated therein by reference. Although it is believed that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct and persons reading this release are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date hereof. The Company assumes no obligation to update or revise the information contained in this release (whether as a result of new information, future events or otherwise), except as required by applicable law.

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